Ciel R. Caldwell appointed Director to Northern Power Systems Board

PRESS RELEASE
FOR ONLINE PUBLICATION AND PRINT:
August 2, 2016
MEDIA CONTACT:
Eric Larson (+1-802-661-4673) ir@northernpower.com

Barre, VT USA (August 2, 2016) – Northern Power Systems Corp. (TSX: NPS) today announced the appointment of Ciel R. Caldwell to the Company’s Board of Directors. Ms. Caldwell currently serves as the Company’s Senior Vice President for Operations and Finance, a role to which she was promoted in May 2016. Ms. Caldwell previously held the position of Chief Financial Officer for the Company from February 2013 to May 2016, and Vice President and Corporate Controller from February 2011 to February 2013. Prior to Northern Power, Ms. Caldwell served in senior financial leadership positions at Cimpress N.V. (f/k/a Vistaprint), 3Com Corporation, and Level 3 Communications Inc., and began her career at PricewaterhouseCoopers. Ms. Caldwell holds a B.S. in Accounting from Babson College.

About Northern Power Systems
Northern Power Systems designs, manufactures, and sells wind turbines and power technology products, and provides engineering development services for energy applications, into the global marketplace from its US headquarters and European offices.

Northern Power Systems and its predecessors have over 40 years’ experience in technologies and products generating renewable energy.
Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 11 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.
Patented next generation permanent magnet direct drive (PMDD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.
Northern Power Systems’ FlexPhase™ power converter platform uses patented converter architecture and advanced controls technology for advanced grid support and generation applications.
Northern Power Systems offers comprehensive inhouse development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

To learn more about Northern Power Systems, please visit www.northernpower.com.

Notice regarding forward-looking statements:
This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, execution of the company’s growth strategy and timeline for filing the Annual Filings. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on March 31, 2015, as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Eric Larson
VP, Corporate Finance and Administration
+1-802-661-4673
ir@northernpower.com